Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Prudential Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Equity	Depository Shares	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Other	Guarantees (4)		(1)(2)	(1)(2)	(1)(2)

	Other	Warrants (3)		(1)(2)	(1)(2)	(1)(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1) An unspecified aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, Prudential Financial, Inc. is deferring payment of all of the related registration fees. In connection with the securities offered hereby, Prudential Financial, Inc. will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

(2) This Registration Statement also includes such indeterminate amounts of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, and guarantees of Prudential Financial, Inc. as may be issued in units; such indeterminate amounts of senior debt securities, subordinated debt securities, guarantees, warrants, preferred stock and common stock as may be issued under purchase contracts; and such indeterminate amount of preferred stock as may be represented by depositary shares.

(3) Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock, common stock, or depositary shares.

(4) Pursuant to Rule 457(n) under the Securities Act, no additional fee is being paid in respect of the guarantees.